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                           [STANDARD MANAGEMENT LOGO]

                               STANDARD MANAGEMENT
                                                                    EXHIBIT 5.1


                                November 21, 2002

Standard Management Corporation
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

Ladies and Gentlemen:

         As Executive Vice President and General Counsel of Standard Management Corporation (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about November 21, 2002, relating to the registration of (i) 990,000 shares of the Registrant's no par value common stock (the "Shares") reserved to the Registrant's 2002 Stock Incentive Plan, and
(ii) interests in such Plan.

         I have examined, and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the proposed issuance of the Shares which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that under the laws of the State of Indiana, the jurisdiction in which the Registrant is incorporated, upon the issuance of the Shares pursuant to the aforesaid Registration Statement, the Shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's common stock, and no personal liability will attach to the holders of any of the shares of the Registrant's common stock.

         This opinion letter is given solely as of the date hereof and is limited to the matters expressly set forth herein. I hereby consent to the reference to me in the prospectus of the Registrant constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ Stephen M. Coons

                                   Stephen M. Coons
                                   Executive Vice President and General Counsel, Standard Management Corporation